As filed with the Securities and Exchange Commission on April 24, 2001
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 VERISIGN, INC.
             (Exact Name of Registrant as Specified in Its Charter)



         Delaware                                             94-3221585
(State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)


                                 VeriSign, Inc.
                              1350 Charleston Road
                      Mountain View, California 94043-1331
          (Address of Principal Executive Offices, including Zip Code)

                       1998 Employee Stock Purchase Plan
                            (Full title of the plan)

                                  Dana L. Evan
                            Chief Financial Officer
                                 VeriSign, Inc.
                              1350 Charleston Road
                      Mountain View, California 94043-1331
                                 (650) 961-7500
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                            Jeffrey R. Vetter, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

                                                              Proposed
                                               Amount          Maximum
                                               to be         Offering Price     Proposed Maximum Aggregate         Amount of
Title of Securities to be Registered         Registered        Per Share             Offering Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share      1,986,785 (1)    $36.74 (2)                $72,994,481 (2)             $18,249
-----------------------------------------------------------------------------------------------------------------------------

(1) Represents shares automatically reserved for issuance upon exercise of options granted under the Registrant's 1998 Employee Stock Purchase Plan. Shares available for issuance under the Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on January 30, 1998 (Registration
    No. 333-45237).
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on April 17, 2001. For the Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.

                       REGISTRATION OF ADDITIONAL SHARES
                       PURSUANT TO GENERAL INSTRUCTION E

     This registration statement on Form S-8 registers 1,986,785 additional shares of common stock automatically reserved for issuance under the Registrant's 1998 Employee Stock Purchase Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-45237) filed with the Securities and Exchange Commission on January 30, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 24 day of April, 2001.

                                          VERISIGN, INC.

                                          By:  /s/ Stratton D. Sclavos
                                                  -----------------------
                                                  Stratton D. Sclavos
                                                  President, Chief Executive
                                                   Officer and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stratton D. Sclavos, Dana L. Evan, and James Ulam, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                      Title                      Date
-------------------------------  ----------------------------------  --------------
Principal Executive Officer
And Director:
/s/  Stratton D. Sclavos         President, Chief Executive Officer  April 24, 2001
-------------------------------  and Director
Stratton D. Sclavos

Principal Financial and
Principal Accounting Officer:

/s/ Dana L. Evan                 Executive Vice President of         April 24, 2001
-------------------------------  Finance and Administration
Dana L. Evan                     and Chief Financial Officer

Additional Directors:

/s/ D. James Bidzos              Chairman of the Board               April 24, 2001
-------------------------------
D. James Bidzos

/s/ William Chenevich            Director                            April 24, 2001
-------------------------------
William Chenevich

/s/ Kevin R. Compton             Director                            April 24, 2001
-------------------------------
Kevin R. Compton

/s/ David J. Cowan               Director                            April 24, 2001
-------------------------------
David J. Cowan

/s/ Greg Reyes                   Director                            April 24, 2001
-------------------------------
Greg Reyes

/s/ Timothy Tomlinson            Director                            April 24, 2001
-------------------------------
Timothy Tomlinson

                                 EXHIBIT INDEX


 Exhibit
  Number                  Exhibit Title
----------  ------------------------------------------------------------
  5.01      Opinion of Fenwick & West LLP.
 23.01      Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02      Consent of KPMG LLP
 24.01      Power of Attorney (see page 2).

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